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                                                                Exhibit 10(n)-5

                                AMENDMENT NO. 2
                                     to the
                   MOORE-HANDLEY, INC. SALARIED PENSION PLAN


                 THIS AMENDMENT, made and entered into this 29th day of December 1994, by MOORE-HANDLEY, INC., a Delaware corporation (the "Company").


                              W I T N E S S E T H:


                 WHEREAS, the Company maintains the Moore-Handley, Inc. Salaried Pension Plan for the benefit of certain of the Company's employees, as heretofore amended (the "Plan");


                 WHEREAS, Section (1) of Article XIII of the Plan reserves to the Company the right to amend the Plan; and


                 WHEREAS, the Company desires to amend the Plan as hereinafter provided;


                 NOW, THEREFORE, pursuant to Section (1) of Article XIII of the Plan, the Plan is hereby amended, as follows:


                 FIRST: Section (1) of Article I of the Plan is hereby amended by adding thereto, at the end thereof, the following:


                          Notwithstanding any other provision in the plan, each
section 401(a)(17) employee's accrued benefit under this plan will be the sum of:





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                 (a)      the employee's accrued benefit as of the last day of
         the last plan year beginning before January 1, 1994, frozen in accordance with section 1.401(a)(4)-13 of the regulations, and


                 (b) the employee's accrued benefit determined under the benefit formula applicable for the plan year beginning on or after January 1, 1994, as applied to the employee's years of service credited to the employee for plan years beginning on or after January 1, 1994, for purposes of benefit accruals.


                 A section 401(a)(17) employee means an employee whose current accrued benefit as of a date on or after the first day of the first plan year beginning on or after January 1, 1994, is based on compensation for a year beginning prior to the first day of the first plan year beginning on or after January 1, 1994, that exceeded $150,000.




                 SECOND: Sections (15) and (21) of Article I of the Plan are hereby amended by adding thereto, at the end thereof, the following:


                     In addition to other applicable limitations set forth in the plan, and notwithstanding any other provision of the plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.


                     For plan years beginning on or after January 1, 1994, any reference in this plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.


                     If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this





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         purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.




                 THIRD: The Plan is hereby amended by adding thereto, at the end thereof, the following new ARTICLE XVII:




                                  ARTICLE XVII


         Section 1. This Article applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.


         Section 2. Definitions.


         Section 2.1. Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except than an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).


         Section 2.2. Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.





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         Section 2.3.  Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.


         Section 2.4. Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.




                 FOURTH: The amendments made by paragraphs FIRST and SECOND hereof shall be effective January 1, 1994; and the amendments made by paragraph THIRD hereof shall be effective as of January 1, 1993.


                 FIFTH: The amendments made hereby shall not eliminate or reduce any early retirement benefit or retirement type subsidy (as defined in regulations promulgated by the Secretary of the Treasury) or eliminate an optional form of benefit with respect to benefits attributable to service before the date hereof.




                 SIXTH: The Plan, as hereby amended, shall continue in full force and effect.





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                 IN WITNESS WHEREOF, the Company has caused this instrument to be executed and its seal to be hereunto affixed and attested, all by its officers thereunto duly authorized, all on this 29th day of December, 1994.




                                                MOORE-HANDLEY, INC.


                                      By:  L. Ward Edwards
                                          --------------------------------------

                                      Its: Vice President, Treasurer
                                          --------------------------------------

ATTEST:


 Pierce E. Marks, Jr.
- - --------------------------------------

Its:  President
     ---------------------------------

[CORPORATE SEAL]





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